As filed with the Securities and Exchange Commission on October 30,1997

File No.                                         Commission file number: 0-13409

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        Eurotronics Holdings Incorporated
         (Exact name of registrant as specified in its charter)


               Utah                                           87-0550824
(State or Other Jurisdiction of Incorporation   (Employer Identification Number)
          or Organization)


              1130 John Anderson Drive, Ormond Beach, Florida 32176
                    (Address of Principal Executive Offices)

      Written Compensation Contract for Officers, Consultants and Advisors
                            (Full Title of the Plan)

      Melvin Fields, 1130 John Anderson Drive, Ormond Beach, Florida 32176
            (Name, Address, Including Zip Code, of Agent for Service)

Telephone number, including area code, of agent for service: (904) 441-1031

                         CALCULATION OF REGISTRATION FEE
================================= --------------- ------------------------ ------------------------- =================
Title of Securities to be         Amounts to be   Proposed Maximum         Proposed Maximum          Amount of
Registered                        Registered      Offering Price Per       Aggregate Offering Price  Registration Fee
                                                  Share(1)
================================= =============== ======================== ========================= =================
Common Stock, par value $0.0001       17,000,000  $0.06                    $1,020,000                $309.09
================================= =============== ======================== ========================= =================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of October 30, 1997, a date within five business days prior to the date of filing of this registration statement.

       In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

           PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

 Cross-Reference Sheet Pursuant to Rule 404(a) under the Securities Act of 1933

     Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings       Prospectus Heading

Item 1.  Plan Information                              Section 10(a) Prospectus

Item 2.  Registrant Information and                    Section 10(a) Prospectus
         Employee Plan Annual Information

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Eurotronics Holdings, Inc., a Utah corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996

     2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1996.

     3. The description and specimen certificate of the Common Stock contained in the Company's Registration Statement on Form S-18 under the Securities Act of 1933 (the "1933 Act") filed on October 30, 1983, including any amendment or report filed for the purpose of updating such description.

     Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

     The Company's common stock, par value $0.0001 ("Common Stock"), being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Registration Statement on Form S-18 under the 1933 Act, filed with the Commission on October 30, 1983, and is incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

     No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers.

     The Company's Bylaws provides that the Company shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of the Company to the fullest extent allowed by the laws of the State of Utah.

     In actions, proceedings and suits involving an officer or director by reason of their being or having been an officer or director, other than actions by or in the right of the corporation, Title 16-10a-901 through Title 16-10a-909 of the Utah Statutes, which inclusively constitute "Part 9" of Title 16 (the "Utah Statute") permits a corporation to indemnify directors or officers against actual and reasonable expenses, including attorneys fees, judgments, fines and amounts paid in settlement. The Utah Statute applies to actions, proceedings or suits whether civil, criminal, administrative or arbitrative in nature. However, unless a court directs otherwise, indemnification is permissible only if the officer or director meets the applicable standard of conduct and indemnification is proper under the circumstances. In civil cases, the standard of conduct requires the officer or director to act in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation. In criminal cases, an officer or director meets the standard of conduct if they had no reasonable cause to believe his or her conduct was unlawful. The board of directors acting through a quorum of disinterested directors, independent legal counsel designated by the board of directors, or the shareholders shall determine whether indemnification is proper under the circumstance. Termination of proceedings by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent, does not of itself establish a presumption that the officer or director did not meet the applicable standard of conduct.

     In actions by or in the right of the corporation, the corporation may indemnify an officer or director against expenses provided he or she satisfies the applicable standard of conduct. However, a corporation cannot indemnify an officer or director adjudged liable to the corporation on any claim, issue or matter unless, and to the extent, the court determines that despite the adjudication of liability, and in light of all the circumstances, the officer or director is fairly and reasonably entitled to indemnity for expenses.

     In all proceedings, whether by or in the right of the corporation or otherwise, the Utah Statute requires indemnification to the extent the officer or director is successful on the merits or otherwise in defense of the proceeding or in defense of any claim, issue or matter therein. A Utah corporation may provide, either in its articles, bylaws or agreements, that the corporation shall pay the expenses on behalf of a director or officer prior to the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay those advancements if it is ultimately determined that the officer or director is not entitled to indemnification. The Utah Statute does not exclude other indemnification rights to which a director or officer may be entitled under the articles of incorporation, the bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise; provided that those rights would not indemnify an officer or director against a judgment or other final adjudication adverse to the officer or director that establishes the officer's or director's acts or omissions involved intentional misconduct, fraud or known violation of the law and were material to the cause of action.

     The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the Utah Statutes and the Company's Bylaws, as amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

     No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

     The exhibits are attached to this Form S-8 are listed in the Exhibit Index, which is found on page 7.

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                              REOFFER PROSPECTUS

                        EUROTRONICS HOLDINGS INCORPORATED

1,700,000 Shares of Common Stock, $0.0001 Par Value
         The shares of common stock, $0.0001 par value (the "Common Stock"), included herein (the "Shares"), have been or will be acquired from Eurotronics Holdings Incorporated, a Utah corporation (the "Company"), pursuant to a written Compensation Agreement executed by and between the Company and Melvin Fields, the Company's president and director (hereinafter the "Selling Security Holder"). The Company is issuing the shares directly to Selling Security Holder for services rendered and will not be receiving any proceeds from any aspect of the Shares. Selling Security Holder may offer some or all of the Shares for sale from time to time at prices and terms negotiated in individual transactions, in brokers transactions negotiated immediately prior to sale, or in a combination of the foregoing. The Selling Security Holder and any broker-dealers who participate in selling the Shares may be deemed "underwriters" as defined by the Securities Act of 1933, as amended (the "Securities Act"). Commissions paid or discounts or concessions allowed such broker-dealers, as well as any profit received on resale of the Shares by broker-dealers purchasing for their own accounts may be deemed to be underwriting discounts and commissions. The Selling Security Holder or purchasers of the Shares will pay all discounts, commissions and fees related to any sale of the Shares.

         The Company's executive offices are located at 1130 John Anderson Drive, Ormond Beach, Florida 32176, and the telephone number is (904) 441-1031.

         The Common Stock is traded on the OTC Bulletin Board under the symbol "EUHI." On October 29, 1997, the closing sale price for the Common Stock as reported on the OTC Bulletin Board was $0.04.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE PURCHASE OF THESE SECURITIES INVOLVES SUBSTANTIAL RISK. SEE "RISK FACTORS."

         No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus. If any such information is given or any such representation made, the information or representation should not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Shares offered by this Prospectus, nor is it an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction where it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances imply that the information in this Prospectus is correct any time subsequent to October 30, 1997, the date of this Prospectus.

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). The Company has filed all reports required of it for at least the twelve months preceding this filing. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC in Washington D.C. at 450 Fifth Street, N.W., 20549, and at the following regional offices located at 26 Federal Plaza, Room 1100, New York, New York 10278; 219 Dearborn Street, Room 1228, Chicago, Illinois, 60604; and at 410 Seventeenth Street, Suite 700, Denver, Colorado 80202. Copies of these materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any and all information incorporated by reference into this Prospectus. Requests for such information may be directed to the Company's president, Melvin Fields at 1130 John Anderson Drive, Ormand Beach, Florida 32176. The Company intends to furnish to its shareholders annual reports, which will contain financial statements audited by independent accountants, and such other reports as it may determine to furnish or as may be required by law.

                                   THE COMPANY

         The Company was incorporated in Utah in 1982 under the name Hamilton Exploration Co., Inc. The Company adopted its present name in December 1995. Unless the context indicates otherwise, the term the "Company" includes
Eurotronics Holdings Incorporated and its consolidated subsidiaries. The Company's principle executive offices are at 1130 John Anderson Drive, Ormand Beach, Florida 32176. The Company's telephone number is (904) 441-1031.
Additional information regarding the Company is set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

                                  RISK FACTORS

         The Shares offered hereby are speculative and involve a high degree of risk. Any or all of these factors could result in the purchaser of Shares losing some or all of his or her investment. Accordingly, in analyzing this Prospectus, the purchaser of Shares should carefully consider the following factors, among others, relating to the Company:

         Intended Reorganization and Change of Control.

         The Company is a dormant, public company without any operations or assets. The Company's current business plan involves finding a suitable merger or acquisition candidate who can provide the Company with a basis for successful operations. The Company has executed an Agreement of Merger pursuant to which Saxx Capital, Inc., an Ontario, Canada corporation, will be merged into a subsidiary to be formed by the Company. Saxx Capital has been organized in order to acquire, manage and lease real estate holdings, and has obtained contracts for the acquisition of properties. Saxx Capital is an entity with a limited operating history and there is a risk that Saxx Capital will fail to acquire real estate holdings as it has represented. The Reorganization Agreement is also subject to contingencies including the formation of the Company's subsidiary and the execution of a plan of merger under state law. Consequently, the Company can provide no assurances that the merger with Saxx Capital will be consummated, or that if such merger is ultimately consummated, that it will prove to be profitable, worthwhile or sustainable.

         In the past two years, the Company has attempted similar reorganizations with two other entities. In December 1995, the Company acquired all outstanding shares of Eurotronics International Incorporated, a Nevada corporation which owned a computer information company specializing in marketing computer systems in Belgium ("EII"). The agreement to acquire EII was subsequently mutually rescinded due to EII's failure to deliver audited financial statements pursuant to the acquisition contract and the Company's ability to generate sufficient financing for the acquisition. In July 1996, the Company acquired InterConnect West, Inc., a Utah corporation which owned and operated an electronic commerce site appearing on the Internet. The acquisition of InterConnect was subsequently rescinded by the Company because the Company could not raise sufficient capital to sustain the operations of InterConnect. Given the Company's inability to complete either of the aforementioned reorganizations, there is a substantial risk that the intended merger of Saxx Capital, or any subsequent acquisition, may not be completed as intended.

         According to the Agreement for Merger, the Company will undergo a change of control in which the Company's current Board of Directors will appoint representatives from Saxx Capital to the Board and subsequently resign from their positions with the Company. This anticipated change of Company control is another substantial risk involved with the Common Stock offered hereunder.

         Substantial Dilution of Shares. Pursuant to the intended reorganization with Saxx Capital, Inc., the Company has issued 144,500,000 shares of the Company's common stock to an escrow agent. The 144,500,000 escrowed shares are being issued in consideration for 100% of the capital stock of Saxx in contemplation of the merger into the subsidiary to be formed by the Company. The escrow agent is to deliver the shares of Common Stock to Saxx Capital upon the closing of the Agreement for Merger. The issuance to Saxx Capital will substantially dilute the current ownership interest in the Company represented by the Shares.

         Cash Flow and Liquidity Shortages. The Company's has incurred recurring net losses since its  inception,  including  net losses of $299,635 and $321,124 for the years of 1995 and 1996,  respectively.  The losses  have been  primarily
attributable  to  general  and  administrative   expenses  attributable  to  the
Company's failed  acquisitions of EII and InterConnect.  Aside from its attempts to acquire private  companies,  the Company has had no active  operations  since
December  1989. The Company has therefore had few cash  resources.  In the past, the  Company has  attempted  to satisfy its  obligations  primarily  through the issuance of its Common Stock. The Company can provide no assurances that it will be able to continue to meet its obligations in this manner.

         Need for Additional Financing . If and when the Company consummates the acquisition of Saxx Capital, the Company will likely need immediate financing to sustain the short term operations of the Company and of Saxx Capital. The
Company intends to raise such capital through debt or equity financing, but can provide no assurances that such financing will be available.

         Limited Market for the Company's Securities. The Company's Common Stock is traded on the OTC Bulletin Board under the symbol EUHI. However, even though there is a public market for the Common Stock, the Common Stock has a very thin average daily trading volume. Accordingly, it is possible that the shareholder will not be able to resell some or all of his or her Common Stock. The thin trading volume may also make the price of the Common Stock more volatile than otherwise. Hence, the shareholder may not be able to resell the Common Stock at a price comparable to that currently quoted on the OTC Bulletin Board.

         No Dividends. The Company has not paid any dividends during the last three fiscal years. Given the Company's limited cash flow and need for financing, the Company does not anticipate paying any dividends in the foreseeable future.

SELLING SECURITY HOLDER

         The table below sets forth  information  regarding the Selling Security
Holder's interest within the Company and stated herein this Reoffer Prospectus, his relationship to the Company for the last three years, the amount of Common
Stock he owned prior to acquiring the Shares, the amount of Common Stock being offered hereby, and the amount of Common Stock to be owned after the sales.



-------------------- ------------------- ------------------------- -------------------------- ----------------------
                                             Number of Shares       Number of Shares to be     Number of Shares to
    Registered       Position with the    Beneficially Owned as    Acquired Under the Plan    be Owned after Sales
    Stockholder           Company               of 10/ /97              Offered Hereby
-------------------- ------------------- ------------------------- -------------------------- ----------------------
   Melvin Fields       President and               -0-                    1,700,000                   -0-
                          Director
-------------------- ------------------- ------------------------- -------------------------- ----------------------

                              PLAN OF DISTRIBUTION

         The Selling Security Holder may sell the Shares from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. However, the Selling Security Holder will not sell any of the Shares until the Company has filed a Form 8-K containing information related to the merger with Saxx Capital, including audited financial statements of Saxx Capital. The Selling Security Holder expects to employ brokers or dealers in order to sell the Shares. Brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate in effecting sales. Brokers or dealers will receive commissions or discounts from the Selling Security Holders or from purchasers in amounts to be negotiated immediately prior to the sale, but which are not expected to deviate from usual and customary brokers' commissions.

         No assurances are given that the Selling Security Holder will offer for sale or sell any or all of the Shares registered pursuant to this Prospectus. Neither the Company nor Selling Security Holder expects to compensate any finders to assist in the sales of the Shares.

         The Company will not receive any of the proceeds from the offering hereunder. All expenses incurred in connection with the registration under the Securities Act and the offering of the securities hereby will be borne by the Company, but all selling and other expenses incurred by the Selling Security Holder will be borne by the Selling Security Holder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents that the Company filed with the Commission are hereby incorporated by reference into this Prospectus:

         1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1995, which contains financial statements of the Company for that fiscal year;

         2. The Company's quarterly reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996; and

         3. The description and specimen certificate of the Common Stock contained in the Company's Registration Statement on Form 10 pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934 (the "1934 Act").

         All documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference into this Prospectus.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                            SECURITIES ACT LIABILITY

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the immediately subsequent provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The following is a brief summary of the Company's provisions for indemnification. The Company's Bylaws provides that the Company shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of the Company to the fullest extent allowed by the laws of the State of Utah.

         In actions, proceedings and suits involving an officer or director by reason of their being or having been an officer or director, other than actions by or in the right of the corporation, Title 16-10a-901 through Title 16-10a-909 of the Utah Statutes, which inclusively constitute "Part 9" of Title 16 (the "Utah Statute") permits a corporation to indemnify directors or officers against actual and reasonable expenses, including attorneys fees, judgments, fines and amounts paid in settlement. The Utah Statute applies to actions, proceedings or suits whether civil, criminal, administrative or arbitrative in nature. However, unless a court directs otherwise, indemnification is permissible only if the officer or director meets the applicable standard of conduct and indemnification is proper under the circumstances. In civil cases, the standard of conduct requires the officer or director to act in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation. In criminal cases, an officer or director meets the standard of conduct if they had no reasonable cause to believe his or her conduct was unlawful. The board of directors acting through a quorum of disinterested directors, independent legal counsel designated by the board of directors, or the shareholders shall determine whether indemnification is proper under the circumstance. Termination of proceedings by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent, does not of itself establish a presumption that the officer or director did not meet the applicable standard of conduct.

         In actions by or in the right of the corporation, the corporation may indemnify an officer or director against expenses provided he or she satisfies the applicable standard of conduct. However, a corporation cannot indemnify an officer or director adjudged liable to the corporation on any claim, issue or matter unless, and to the extent, the court determines that despite the adjudication of liability, and in light of all the circumstances, the officer or director is fairly and reasonably entitled to indemnity for expenses.

         In all proceedings, whether by or in the right of the corporation or otherwise, the Utah Statute requires indemnification to the extent the officer or director is successful on the merits or otherwise in defense of the proceeding or in defense of any claim, issue or matter therein. A Utah corporation may provide, either in its articles, bylaws or agreements, that the corporation shall pay the expenses on behalf of a director or officer prior to the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay those advancements if it is ultimately determined that the officer or director is not entitled to indemnification. The Utah Statute does not exclude other indemnification rights to which a director or officer may be entitled under the articles of incorporation, the bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise; provided that those rights would not indemnify an officer or director against a judgment or other final adjudication adverse to the officer or director that establishes the officer's or director's acts or omissions involved intentional misconduct, fraud or known violation of the law and were material to the cause of action.

         The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the Utah Statutes and the Company's Bylaws, as amended.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on October 30, 1997.

                           Eurotronics Holdings Inc.


                           By    /s/Melvin Fields
                                 Melvin Fields, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvin Fields, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                               Date
---------                     -----                               ----
/s/Melvin Fields            President and Director           October 30, 1997
---------------
 Melvin Fields

/s/Gerald Curtis             Director                         October 30, 1997
---------------
 Gerald Curtis

/s/Joe Betras                Director                         October 30, 1997
--------------
 Joe Betras

                                INDEX TO EXHIBITS

Exhibit No.         SEC Ref. No.      Description of Exhibit
        A               4            Compensation   Contract   executed  by  and
                                     between the Company and Melvin Fields, dated October 30, 1997

        B               4            Consulting Contract executed by and between
                                     the Company  and Park  Street  Investments,
                                     Inc., dated October 30, 1997

        C               4            Consulting Contract executed by and between
                                     the Company and Canton  Financial  Services
                                     Corporation, dated October 30, 1997

        D               5            Opinion  and  consent  of  Counsel  with
                                     respect to the legality of the issuance of securities being issued

        E               23           Consent of Accountant